UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2007

PRAIRIE CREEK ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Iowa	333-141585	20-4956139
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 N. Locust Street, PO Box 280 Goldfield, Iowa 50542
(Address of principal executive offices)

(515) 825-3161
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On December 17, 2007, Prairie Creek Ethanol, LLC (the “Company”) announced its plans to construct and operate a 55 million gallon per year ethanol plant with backside corn oil recovery capability, rather than a 100 million gallon per year plant as previously planned. The Company expects to file a post-effective amendment to its registration statement to reflect these changes with the United States Securities and Exchange Commission and with each state in which it has registered its offering. The Company also announced that it will reject all subscriptions for membership units it has received thus far.

Beginning December 17, 2007, the Company will send correspondence to its subscribers that includes a general description of the rejection of each subscriber’s subscription and the Company’s plans to construct and operate a 55 million gallon per year ethanol plant with backside corn oil recovery capability. The correspondence is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Report on Form 8-K is being furnished pursuant to Item 7.01, Regulation FD Disclosure. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits

Exhibit No.	Description

99.1	Correspondence to subscribers from Prairie Creek Ethanol, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAIRIE CREEK ETHANOL, LLC

December 17, 2007	/s/ John Stelzer
Date	John Stelzer, Treasurer (Principal Financial Officer and Principal Accounting Officer)